EXHIBIT 10.1

FORBEARANCE AGREEMENT

        This Forbearance Agreement (the “Agreement”) is made and entered into as of the 18th day of August, 2009, by and among: (i) (a) NTS/VIRGINIA DEVELOPMENT COMPANY, a Virginia corporation (“NTS/VA”), and (b) NTS/LAKE FOREST II RESIDENTIAL CORPORATION, a Kentucky corporation (“LFII”) (NTS/VA and LFII are sometimes referred to herein collectively as the “Borrowers”); (ii) ORLANDO LAKE FOREST JOINT VENTURE, a Florida general partnership (“OLFJV”); and (iii) (a) NTS MORTGAGE INCOME FUND, a Delaware Corporation (“MIF”), (b) NTS GUARANTY CORPORATION, a Kentucky corporation (“Guaranty Corp”), and (c) J.D. NICHOLS, an individual resident of Jefferson County, Kentucky (“JDN”) (MIF, Guaranty Corp, and JDN are sometimes referred to herein collectively as the “Guarantors”).

RECITALS:

        A.     The Borrowers have obtained a development mortgage loan pursuant to that certain Development Loan Disbursing Agreement dated August 18, 2009 between Borrowers and National City Bank, a national banking association (the “Lender”), in the amount of One Million Three Hundred Eighty Five Thousand Five Hundred Forty Four Dollars ($1,385,544.00) (the “Development Loan”) for the purpose of financing the development of single family residential lot site improvements in Section 21A of the Fawn Lake subdivision located in Spotsylvania County, Virginia (“Fawn Lake”). The Development Loan is evidenced by that certain Promissory Note dated as of August 18, 2009 in the face principal amount of One Million Three Hundred Eighty Five Thousand Five Hundred Forty Four Dollars ($1,385,544.00) made by Borrowers, payable to the order of Lender, and with a maturity date of September 1, 2010 (the “Note”). The Note and the Development Loan are secured by: that certain Deed of Trust, Assignment and Security Agreement dated as of August 18, 2009 from NTS/VA to the Lender granting Lender a lien on the real property described on Exhibit A thereto, which consists of eleven (11) single family residential lots (the “Section 21A Land”); and that certain Assignment of Contracts and Income dated August 18, 2009 granted by Borrowers in favor of Lender. The Note and the other loan documents executed in connection with the Development Loan are referred to collectively herein as the “Development Loan Documents.”

        B.     The Lender has required, as a condition to the making of the Development Loan, that JDN, MIF and Guaranty Corp guarantee the payment of the Development Loan and the Borrowers’ other obligations contained in the Development Loan Documents. In connection therewith, JDN and MIF have executed an Unconditional and Continuing Guaranty dated as of August 18, 2009 in favor of Lender, and Guaranty Corp has executed an Unconditional and Continuing Guaranty dated as of August 18, 2009 in favor of Lender (collectively, the Development Loan Guaranties”) for the purpose of guaranteeing the payment of the Development Loan and the Borrowers’ other obligations under the Development Loan Documents to the Lender.

        C.     In connection with the Development Loan, the Borrowers and the Guarantors have also executed that certain Environmental Indemnity Agreement in favor of Lender, dated as of August 18, 2009, pursuant to which the Borrowers and the Guarantors have agreed, jointly and severally, to indemnify the Lender against any losses it may incur as a result of any hazardous materials that may be released or located on the Section 21A Land (the “Indemnity Agreement”).

        D.     The Development Loan is a companion loan to a loan made by the Lender to the Borrowers pursuant to that certain Seventh Mortgage Loan Modification Agreement dated as of August 18, 2009 (the “Mortgage Loan”). The Mortgage Loan is evidenced by that certain Seventh Amended and Restated Promissory Note Construction Mortgage Loan made by Borrowers payable to the order of Lender in the face principal amount of Six Million Seven Hundred Ninety Nine Thousand Four Hundred Sixty Eight Dollars ($6,799,468.00). The Mortgage Loan is secured by: an Open-End Mortgage, Security Agreement, Assignment of Rents and Leases granted by OLFJV on a certain 11-acre tract of commercial land owned by OLFJV in Sanford, Florida; a Deed of Trust, Assignment and Security Agreement in favor of the Lender from NTS/VA on the golf course property and country clubhouse at Fawn Lake; and certain other loan documents as described in the Seventh Mortgage Loan Modification Agreement (the “Mortgage Loan Documents”).

        E.     The Mortgage Loan is guaranteed by MIF and Guaranty Corp pursuant to: (i) that certain Guaranty Agreement of NTS Mortgage Income Fund executed by MIF in favor of Lender dated October 31, 2000; and (ii) that certain Unconditional and Continuing Guaranty executed by Guaranty Corp in favor of Lender dated September 1, 2008 (collectively, the “Mortgage Loan Guaranties”).

        F.     The Mortgage Loan and the Development Loan are cross-collateralized and cross-defaulted so that each of the collateral documents securing the Development Loan also secures the Mortgage Loan, and each of the collateral documents securing the Mortgage Loan also secures the Development Loan, except that the Unconditional and Continuing Guaranty executed by JDN in favor of Lender is expressly limited to the Development Loan.

        G.     Guaranty Corp has entered into that certain Guaranty Agreement dated as of March 31, 1989 pursuant to which Guaranty Corp has guaranteed to the MIF stockholders a return of their capital investment in MIF, but which guaranty is expressly limited to Guaranty Corp’s assets (the “Stockholder Guaranty”). Guaranty Corp owns one asset consisting of a Demand Promissory Note dated September 30, 1988, made by JDN payable to the order of Guaranty Corp, and in the face principal amount of Ten Million Dollars ($10,000,000.00).

        The Borrowers, OLFJV and MIF have requested that JDN and Guaranty Corp agree to forbear from exercising any of their respective rights or remedies, legal or equitable, that either JDN or Guaranty Corp may otherwise have with respect to, or arising from, any payment made by them pursuant to any of the Development Loan Guaranties, Mortgage Loan Guaranties, or Indemnity Agreement.

        H.        NOW, THEREFORE, in consideration of Ten Dollars ($10.00) cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to as follows:

        1.    Recitals Confirmed. The parties hereto confirm that the Recitals are true and correct and incorporated herein.

        2.    Forbearance. At the request of the Borrowers, OLFJV and MIF:

(a)	During the Forbearance Period (as such term is defined below), each of JDN and Guaranty Corp agree to forebear from exercising any of their respective rights or remedies, whether legal, equitable, or contractual, or seeking recourse against the Borrowers, OLFJV or MIF or any of Borrowers’ or OLFJV’s assets securing the Mortgage Loan and the Development Loan, by way of subrogation or otherwise, if such Guarantor is called upon to make any payment in connection with or pursuant to any of the Development Loan Guaranties, the Mortgage Loan Guaranties, or the Indemnity Agreement; and, each of JDN and Guaranty Corp hereby waives any and all rights it might have (whether arising directly or indirectly, by operation of law, contract or otherwise) to assert, during the Forbearance Period, any claim against the Borrowers, OLFJV or MIF or any of Borrowers’ or OLFJV’s assets on account of any payments made by such Guarantor in connection with or pursuant to the Development Loan Guaranties, the Mortgage Loan Guaranties, or the Indemnity Agreement, including, without limitation, any and all rights of subrogation, reimbursement, exoneration, contribution, or indemnity. “Forbearance Period” shall mean the period of time from the date of this Agreement until the earliest to occur of any of the following: (i) December 31, 2010; (ii) the appointment by the board of directors of MIF of a trustee in connection with the transfer of any of the assets of MIF to a liquidating trust, effective ninety (90) days after the date of such transfer; (iii) the date of the filing of any petition in bankruptcy, whether voluntary or involuntary, by or against any Borrower or MIF; or (iv) the date of the assignment of any assets of MIF for the benefit of creditors.

(b)	Upon the expiration of Forbearance Period: (i) all forbearances, waivers, deferrals and indulgences granted by JDN and/or Guaranty Corp herein shall automatically terminate; and (ii) JDN and Guaranty Corp shall have, and shall be entitled to exercise, any and all rights or remedies which they may have, respectively, whether arising at law, in equity, by contract or otherwise, to assert any claim against Borrowers, OLFJV MIF or any of Borrowers’ or OLFJV’s assets on account of any payments made by JDN and/or Guaranty Corp pursuant to the Development Loan Guaranties, the Mortgage Loan Guaranties, or the Indemnity Agreement, all without further notice of any kind and regardless of any prior agreement or understanding.

        3.    Authority. Each of Borrower and OLFJV, and each Guarantor, hereby represents and warrants that: (i) it has the power and authority to execute, deliver and perform this Agreement and the same has been duly executed and delivered by it; (ii) this Agreement constitutes the valid and legally binding obligation of such Borrower, OLFJV or such Guarantor enforceable in accordance with its terms, except as its enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally; (iii) the execution, delivery and performance of this Agreement by such Borrower, OLFJV or such Guarantor does not and will not violate, conflict with or constitute a default under any agreement or instrument or order of any court or governmental official, board or authority which is binding upon such Borrower, OLFJV or such Guarantor.

        4.    Modification of This Agreement. This Agreement may be amended or modified only in a writing executed by the parties hereto.

        5.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successor and assigns.

        6.    Paragraph Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        7.    Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

        8.    Severability. If any provision contained in this Agreement is determined to be invalid or unenforceable in whole or in part, then such clause or provision shall be void and of no effect and the remainder of this Agreement shall remain operative and in full force and effect.

        9.    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

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        IN WITNESS WHEREOF, the parties hereto have executed this Forbearance Agreement, or have caused this Forbearance Agreement to be executed by their duly authorized officers, as of the date first set forth herein.

NTS/VIRGINIA DEVELOPMENT COMPANY By: /s/ Gregory A. Wells —————————————— Name: Gregory A. Wells Title: Executive Vice President

NTS/LAKE FOREST II RESIDENTIAL CORPORATION By: /s/ Gregory A. Wells —————————————— Name: Gregory A. Wells Title: Executive Vice President

ORLANDO LAKE FOREST JOINT VENTURE By: Orlando Lake Forest, Inc., Its Managing General Partner By: /s/ Gregory A. Wells —————————————— Name: Gregory A. Wells Title: Executive Vice President

NTS MORTGAGE INCOME FUND By: /s/ Brian F. Lavin —————————————— Name: Brian F. Lavin Title: President

NTS GUARANTY CORPORATION By: /s/ Brian F. Lavin —————————————— Name: Brian F. Lavin Title: President

/s/ J.D. Nichols —————————————— J.D. Nichols

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